SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                February 11, 2003
                Date of Report (Date of earliest event reported)


                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


  Mississippi                       0-3683                       64-0471500
(State or other            (Commission File Number)             (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)



                             248 East Capitol Street
                                Jackson, MS 39201
          (Address, including zip code, of principal executive office)


                                 (601) 354-5111
              (Registrant's telephone number, including area code)


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Item 5.    Other Events

On February 11, 2003, Trustmark Corporation issued a press release announcing a voluntary early retirement program for associates age 58 and above with ten or more years of service had been accepted by 116, or 4.75%, of its workforce. Individuals accepting this enhanced retirement package will retire by February 15, 2003. The cost of this program will be reflected in a one-time after-tax charge of approximately $4.0 million, or $0.07 per share, in Trustmark's first quarter 2003 earnings. During the remainder of 2003, net compensation expense savings are expected to total approximately $2.8 million, or $0.05 per share. These compensation savings should enhance earnings in 2004.

"Implementation and completion of this voluntary early retirement program represents another proactive measure in our sustained effort to manage our expense base," stated Chairman and Chief Executive Officer Richard G. Hickson. "This initiative offers benefits through organizational efficiencies provided by technology and realignment of work processes and provides advancement opportunities for our associates. As we monitor today's slow economic environment, Trustmark continues to implement strategic, sound and appropriate programs to ensure increasing shareholder value."

Trustmark is a financial services company providing banking and financial solutions through over 130 full-service offices and 2,350 associates in Mississippi and Tennessee. For additional information, visit Trustmark's website at www.trustmark.com.

This report contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement in this report encompasses any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein, as well as the management assumptions underlying those forward-looking statements. Such statements include, but may not be limited to effects of changes in interest rates on earnings. Factors that might cause future results to differ from such forward-looking statements are described in Trustmark's filings with the Securities and Exchange Commission. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments, or otherwise.

Trustmark's investor contacts are Zach Wasson, Executive Vice President and Chief Financial Officer (601-949-6816), and Joseph Rein, First Vice President (601-949-6898). Trustmark's media contact is Gray Wiggers, Senior Vice President (601-354-5942).




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY:    /s/ Richard G. Hickson                     BY:    /s/ Zach L. Wasson
       ----------------------                            ------------------
       Richard G. Hickson                                Zach L. Wasson
       Chairman of the Board, President                  Treasurer (Principal
       & Chief Executive Officer                         Financial Officer)

DATE:  February 11, 2003                          DATE:  February 11, 2003